                           SCHEDULE 14A INFORMATION/

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party Other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement   / /  Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a-6(e) (2)
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            Axsys Technologies, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c) (1) (ii), or 14a-6(i)(1), or
    14a-6(i)(2) or item 22(a) (2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

    (2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

    (4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

    (5)   Total fee paid:

          ---------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date off its filing.

    (1)   Amount Previously Paid

          -----------------------------------------------

    (2)   Form, Schedule or Registration Statement No.:

          -----------------------------------------------

    (3)   Filing Party:

          -----------------------------------------------

    (4)   Date Filed:

          -----------------------------------------------

                        [AXSYS TECHNOLOGIES, INC. LOGO]









                                                 May 28, 1997



Dear Axsys Technologies Stockholder:

         On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders on June 18, 1997, at 10:00 a.m., at the offices of Republic National Bank, Lower Level Conference Room, 452 Fifth Avenue, New York, New York 10018.

         The accompanying Notice of Annual Meeting and Proxy Statement describes the proposals to be considered at the meeting.

         It is important that your shares be represented at the meeting. Whether or not you plan to attend personally, please complete and mail the enclosed proxy card in the return envelope.


                                                 Very truly yours,



                                                 Stephen W. Bershad
                                                 Chairman of the Board
                                                 Chief Executive Officer

                        [Axsys Technologies, Inc. Logo]

-------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 18, 1997

-------------------------------------------------------------------------------


         The Annual Meeting of Stockholders of Axsys Technologies, Inc. (the "Company") will be held on June 18, 1997 at 10:00 a.m., at the offices of Republic National Bank, Lower Level Conference Room, 452 Fifth Avenue, New York, New York 10018, for the following purposes:

         1.   To elect three directors to the Board of Directors;

         2. To ratify the selection of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 1997 ; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on May 16, 1997, will be entitled to notice of and to vote at the meeting and any adjournments thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting at the offices of the Company, 645 Madison Avenue, New York, New York 10022.

         Whether or not you expect to attend the meeting, it is important that your shares be represented, regardless of the number of shares you hold. Accordingly, you are encouraged to sign, date and return the enclosed proxy card in the reply envelope provided as soon as possible.

                                       By Order of the Board of Directors,



                                            ELLIOT N. KONOPKO
                                            Secretary
May 28, 1997

                        [Axsys Technologies, Inc. Logo]


--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

         This proxy statement, which is first being mailed to stockholders on or about May 28, 1997, is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Axsys Technologies, Inc.(the "Company"), 645 Madison Avenue, New York, New York 10022, for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., on June 18, 1997, and for all adjournments thereof (the "Annual Meeting"), at the offices of Republic National Bank, Lower Level Conference Room, New York, New York 10018.

         Only stockholders of record at the close of business on May 16, 1997, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. As of the record date, 2,986,381 shares of the Company's common stock, par value $.01 per share ("Common Stock"), were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

         A majority of the outstanding shares of Common Stock constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. The election of each nominee for director, as set forth in Proposal No. 1 below, and the ratification of the selection of Arthur Andersen LLP as independent accountants, as set forth in Proposal No. 2 below, each requires the affirmative vote of a majority of the votes cast.

         Stockholders are encouraged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy. Shares represented by proxies that are properly executed and returned will be voted as specified on the proxy. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2 DESCRIBED IN THIS PROXY STATEMENT. A stockholder may revoke a proxy at any time before it is actually voted by delivering written notice of revocation to the Secretary of the Company, by submitting a properly executed proxy bearing a later date, or by attending the meeting and voting in person.

         The Board of Directors does not intend to present any matters for a vote at the meeting except the proposals described in this Proxy Statement. The persons named in the proxy will, however, have discretionary voting authority regarding any other business that may properly come before the meeting.

         The expense of preparing, printing and mailing this Proxy Statement and the related proxy solicitation material will be paid by the Company. Proxies are being solicited principally by mail; but proxies may also be solicited personally, by telephone and similar means by directors, officers and regular employees of the Company without additional compensation. The Company will reimburse brokerage firms and others for their expenses in forwarding proxy solicitation materials to the beneficial owners of Common Stock.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

         The Company's By-Laws provide for a Board of Directors of not less than two directors, as determined from time to time by resolution of the Board. The Board currently consists of three directors. As noted above, proxies will be voted, unless authority is withheld, FOR the election as directors of the three nominees listed below, who are the current directors, to serve until the next annual meeting of stockholders and until their respective successors shall be duly elected and qualified. If any nominee should become unavailable for election, proxies will be voted, unless authority is withheld, for an alternate or alternates, if any, designated by the Board. The Board has no reason to believe that any nominee will become unavailable for election.

         The name, age and principal occupation of each nominee, the nominee's length of service as a director of the Company, the names of the other public companies of which the nominee is a director and certain other biographical information are set forth below.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES (PROPOSAL NO. 1).

    STEPHEN W. BERSHAD, 55

    Chairman of the Board and Chief Executive Officer of the Company since December 1986. Prior to joining the Company, he was a Managing Director of Lehman Brothers and its predecessors, investment banking firms, where he held a series of senior management positions. Mr. Bershad is a director of EMCOR Group, Inc.

    ANTHONY J. FIORELLI, JR., 67

    Private investor since January 1, 1997. Prior to that time, Mr. Fiorelli was President, Strategic Management Consulting Services, Inc., a management consulting firm, since December 1985. Prior to that time, Mr. Fiorelli was President and Chief Executive Officer of General Defense Corporation, a diversified engineering and manufacturing company. Mr. Fiorelli has been a director of the Company since February 1988.

    ELIOT M. FRIED, 64

    Eliot M. Fried is a Managing Director of the Lehman Brothers where he has been employed for more than the past five years. He is a member of the Investment Committee and the Investment Banking Commitment Committee of the Firm. Mr. Fried is a director of Bridgeport Machines, Inc., Energy Ventures Inc., L-3 Communications Corporation, SunSource L.P. and Walter Industries, Inc. Mr. Fried has served as a Director of the Company since 1994.

    The Board of Directors met four times during 1996. The Audit Committee, the Compensation Committee and the Stock Incentive Plan Committee are the standing committees of the Board.

    The Audit Committee reviews internal and external audit procedures of the Company. Messrs. Fiorelli and Fried are members of the Audit Committee. The Compensation Committee oversees compensation policies of the Company. Its members are Messrs. Bershad and Fiorelli. The Stock Incentive Plan Committee administers the Axsys Technologies, Inc. Long-Term Stock Incentive Plan. Mr. Fiorelli is a member of the Stock Incentive Plan Committee. The Audit Committee met once in 1996.

    Each director attended all meetings of the Board and of the Committees on which the director served.

    The compensation of directors is fixed by the Board of Directors. Directors who are not employees of the Company receive meeting fees of $2,500 for each Board meeting attended and $1,000 for each committee meeting attended other than in connection with a Board meeting. Directors are reimbursed for travel and other expenses incurred in the performance of their duties.


                                STOCK OWNERSHIP
                             DIRECTORS AND OFFICERS

    The following table sets forth the number of shares of Common Stock beneficially owned by the Company's directors individually, and by all directors and officers as a group, as of April 30, 1997:

                                                         SHARES          EXERCISABLE      TOTAL
                                                          OWNED             STOCK         SHARES
                                                       DIRECTLY OR         OPTION      BENEFICIALLY     PERCENT
                                                      INDIRECTLY (1)      SHARES (2)      OWNED         OF CLASS
                                                      --------------      ----------   ------------     --------
Stephen W. Bershad.................................      1,248,812           2,940       1,251,752        41.8%
Anthony J. Fiorelli, Jr.(3)........................         13,849           2,000          15,849          --
Eliot M. Fried(3) (4)..............................             --           2,000           2,000          --
Directors and Executive Officers as a group
(5 persons)  ......................................      1,262,661          17,840       1,280,501        42.6%

--------------
(1) Does not include 244,995 shares of Common Stock owned by the Axsys Technologies, Inc. 401(K) Plan (the "401(K) Plan") as of April 30, 1997. Elliot N. Konopko and Raymond F. Kunzmann, who are executive officers of the Company, are the sole trustees of the 401(K) Plan and may be deemed to beneficially own such shares, although each of them disclaims beneficial ownership of such shares. Mr. Bershad owns 658,048 shares of Common Stock directly and 590,764 shares of Common Stock indirectly through SWB Holding Corporation, of which he is the sole shareholder and Chairman.

(2) Shares covered by stock options exercisable on April 30, 1997, or within 60 days thereafter.

(3) Less than 1% of the total Common Stock outstanding. As of April 30, 1997, 2,986,381 share of Common Stock are outstanding.

(4) Eliot M. Fried is a Managing Director and a member of the Investment Committee of Lehman Brothers, which may be deemed to beneficially own 463,741 shares of Common Stock. See "Principal Stockholders" below. Mr. Fried disclaims beneficial ownership of such shares.


                             PRINCIPAL STOCKHOLDERS

    The Company knows of no person who, as of April 30, 1997, beneficially owned more than five percent of the Common Stock outstanding, except for Mr. Bershad and except as set forth below.

                                                                   AMOUNT AND
       NAME AND ADDRESS                       NATURE OF            PERCENT OF
      OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP         CLASS
      -------------------                --------------------         -----

  Lehman Electric Inc. (1)                   463,741 shares           15.5%
  World Financial Center
  200 Vesey Street
  New York, NY  10285

  Paribas Principal, Inc. (2)                155,278 shares            4.9%
  787 Seventh Avenue
  New York, NY  10019

  Banque Paribas (2)                         133,262 shares            4.3%
  787 Seventh Avenue
  New York, NY  10019

  Axsys Technologies, Inc. 401(K) Plan       244,995 shares            8.2%
  Axsys Technologies, Inc.
  645 Madison Avenue
  New York, NY  10022

  Victor A. Morgenstern                      181,800 shares            6.1%
  2 North LaSalle Street
  Chicago, IL  60602

  John W. Gildea                             154,500 shares            5.0%
  Gildea Management Company
  115 East Putnam Avenue
  Greenwich, CT  06830

(1) Lehman Electric Inc., a Delaware corporation ("Lehman Electric"), is an investment vehicle. Lehman Brothers Inc., a Delaware corporation ("Lehman Brothers"), is a registered broker-dealer. Lehman Brothers Group Inc., a Delaware corporation ("Group"), is a holding company and parent of Lehman Electric. Lehman Brothers Holdings Inc., a Delaware corporation ("Holdings"), through its domestic and foreign subsidiaries, is a full line securities firm. It is the immediate parent of Lehman Brothers and Group. The foregoing entities (other than Lehman Brothers) may be deemed to beneficially own the 463,741 shares of Common Stock directly owned by Lehman Electric. In the ordinary course of its business on behalf of its customers, Lehman Brothers may purchase and sell shares of Common Stock.

(2) Paribas Principal, Inc. ("PPI") is a New York corporation and Banque Paribas ("Paribas") is a banking corporation organized under the laws of the Republic of France which maintains branches in a number of jurisdictions, and which is acting through its Grand Cayman Branch in connection with its investment in the Company. The principal business of PPI, a wholly-owned subsidiary of Paribas and a small business investment company licensed by the Small Business Administration under the Small Business Administration under the Small Business Investment Act of 1958, as amended, is that of making debt and equity investments in "small concerns" (as defined under the regulations of the Small Business Administration). Paribas is a subsidiary of Compagnie

Financiere de Paribas ("Compagnie Financiere"), a diversified holding company organized under the laws of the Republic of France. The operating subsidiaries of Compagnie Financiere de Paribas engage in a wide variety of banking, financial services, manufacturing, trading, development and related activities. Through its Grand Cayman Branch, which is licensed under the laws of the jurisdiction to engage in banking activities, Paribas engages in lending activities, acceptance of deposits, international trade financing trading activities.

    Paribas' beneficial ownership of 133,262 shares of Common Stock (all of which Paribas has the option to purchase pursuant to a warrant issued to it) constitutes beneficial ownership of 4.3% of the total number of shares of outstanding Common Stock, and PPI's beneficial ownership of 155,278 shares of Common Stock (all of which PPI has the option to purchase pursuant to a warrant issued to it) constitutes beneficial ownership of 4.9% of the total number of shares of outstanding Common Stock, determined after giving effect to the issuance of the shares of Common Stock issuable upon the exercise of such warrants. Paribas may be deemed to be the beneficial owner of the shares of Common Stock of the Company owned by PPI and PPI may be deemed to be the beneficial owner of the shares of Common Stock of the Company owned by Paribas.

    Paribas has the sole power to vote or to direct the vote of, and sole power to dispose or direct the disposition of, no shares of Common Stock of the Company. Pursuant to its warrant, Paribas has the right to acquire 133,262 shares of Common Stock, as to which it neither has nor shares voting or dispositive power as of the date hereof. PPI has sole power to vote or to direct the vote of, and sole power to dispose or direct the disposition of, zero shares of Common Stock of the Company. Pursuant to its warrant, PPI has the right to acquire 155,278 shares of Common Stock, as to which it neither has nor shares voting or dispositive power as of the date hereof.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows the compensation paid to the Company's executive officers for services in all capacities for the three years ended December 31, 1996:

                                                                                            LONG TERM
                                                           ANNUAL COMPENSATION             COMPENSATION
                                                   ----------------------------------   ----------------      ALL OTHER
                                                                 BONUS    OTHER ANNUAL     OPTIONS          COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR       SALARY ($)   ($)(1)    COMPENSATION  (# OF SHARES)(2)       ($)(3)
---------------------------             ----       ----------   ------    ------------  ----------------    -------------

Stephen W. Bershad ...............      1996         262,500      157,500        -              --              7,576
 Chairman of the Board and .......      1995         262,500      100,000        -              --              6,258
 Chief Executive Officer .........      1994         262,500      150,000        -           4,200             10,810

Elliot N. Konopko (4) ............      1996         185,000       82,875        -              --             20,555
 Vice President, General .........      1995         175,000       40,000        -              --              6,521
 Counsel and Secretary ...........      1994         175,000       55,000        -           3,000              6,318

Raymond F. Kunzmann (5) ..........      1996         145,000       85,000        -              --             10,603
 Vice President-Finance ..........      1995         135,000       45,000        -              --              7,197
 and Controller ..................      1994         120,000       28,000        -           4,000              2,721

--------------

(1) Reflects payments under the Company's bonus plan, which is described in the "Compensation Committee Report on Executive Compensation" below.

(2) Reflects awards under the Company's Long-Term Stock Incentive Plan, which is described under "Stock Incentive Plan" below.

(3) Reflects matching contributions under the Company's 401(K) Plan, described under 401(K) Plan below, and payments under the Company's executive health insurance plan and other miscellaneous amounts. Axsys' executive health insurance plan, which covers only executive officers, provides for the reimbursement of deductible and coinsurance amounts and certain medical expenses not covered under Axsys' basic medical plans.

(4) Mr. Konopko has been Vice President, General Counsel and Secretary of the Company since March 1990.

(5) Raymond F. Kunzmann was elected Vice President-Finance and Controller on June 2, 1994. Prior to that time, he was Group Controller at Mannesmann Capital Corporation, a diversified manufacturing company, from January 1994 until May 31, 1994, and was Controller and held other positions at Lear Siegler, Inc., a diversified manufacturing/service company, from January 1987 until December 1993.

401(K) PLAN

    Axsys currently maintains a 401(K) Salary Reduction Plan (the "401(K) Plan") which is intended to qualify under Sections 401(a) and 401(K) of the Internal Revenue Code. All employees who are not members of collective bargaining groups and who are 21 years of age or older are eligible to participate in the 401(K) Plan on the first calendar day of the month immediately following the month in which they complete 1,000 hours of service. All eligible executive officers have elected to participate in the 401(K) Plan.

    Eligible employees electing to participate in the 401(K) Plan may defer a portion of their compensation on a pre-tax basis, by contributing a percentage thereof to the 401(K) Plan. The minimum contribution is not less than 3% of annual gross pay. The maximum is prescribed by the Tax Reform Act of 1986. The limit for 1996 was $9,500 and will be $9,500 in 1997. The Company made a matching contribution in Common Stock of the Company in respect of each employee's 3% contribution made in 1996. Eligible employees who elect to participate in the 401(K) Plan are vested in the Company's matching contribution according to the following schedule: less than 1 year of service - 0%; 1 year of service - 20%; 2 years of service - 40%; 3 years of service - 60%; 4 years of service - 80%; and 5 years of service - 100%.

STOCK INCENTIVE PLAN

    The Axsys Technologies, Inc. Long-Term Stock Incentive Plan (the "Incentive Plan") was approved by the stockholders in 1991. The Incentive Plan is administered by the Stock Incentive Plan Committee (the "Committee"). The Committee selects participants from among those executives and other key employees of the Company and its subsidiaries who are in a position to contribute materially to the success of the Company and determines the amounts, times, forms, terms and conditions of grants.

    Grants may be in the form of options to purchase shares of Common Stock, stock appreciation rights, restricted stock and performance units (collectively, "stock incentives"). Grants may be made for up to 90,000 shares of Common Stock of the Company in the aggregate. Stock appreciation rights may be granted on a "free-standing" basis or in conjunction with all or a portion of the shares covered by an option. Stock incentive awards are subject to such provisions as the Committee determines and may be exercised at one time or in such installments and at such prices over the balance of the exercise period as determined by the Committee.

    Each stock incentive is exercisable in whole or in part, prior to its cancellation or termination, by written notice to the Company. If any option is being exercised, such notice must be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee, shares of Company Common Stock or partly in cash and partly in such shares. Stock incentives are not transferable except by will or by laws of descent and distribution.

    In general, each stock incentive will terminate upon the earlier of (i) the date fixed by the Committee when the stock incentive is granted or (ii) unless determined otherwise by the Committee, termination of employment other than for cause, to the extent the stock incentive was then exercisable, up to 90 days after the participant's termination of employment. In the event of death or termination due to disability, the stock incentive may be exercised to the extent then exercisable for up to one year thereafter. If a participant's employment is terminated for cause, however, his or her ability to exercise any stock incentive is terminated.

    The Company may make loans to such participants as the Committee, in its discretion, may determine in connection with the exercise of options in an amount up to the exercise price of the option plus any applicable withholding taxes. In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option exercised.

    Under the Incentive Plan, the Committee may determine, in the event of a change of control of the Company, that all stock incentives which have not terminated and which are then held by any participant will become immediately exercisable. Any such determination by the Committee may be set forth in an applicable option agreement or by resolution of the Committee.

    Options outstanding under the Incentive Plan to acquire up to 57,600 shares of Common Stock have been granted, including to Stephen W. Bershad (14,600 shares), Elliot N. Konopko (11,000 shares) and Raymond F. Kunzmann (6,000 shares). Of the 57,600 shares covered by the Options, Options to acquire 21,000 shares were granted in 1997, including options to acquire 2,000 shares of Common Stock granted to each of Messrs. Bershad, Konopko, Kunzmann, Fiorelli and Fried. Of the outstanding Options, options to acquire 27,040 shares are fully vested. In general, Options are exercisable to the extent of 40% thereof within one year from the date of grant and an additional 30% each year thereafter. The Options granted to Messrs. Fiorelli and Fried to acquire 2,000 shares of Common Stock each are fully vested. In general, Options granted under the Incentive Plan are incentive stock options. The Options granted prior to 1997, unless extended, in general terminate seven years after the date of grant and are exercisable at $3.75 per share. In general, the Options granted in 1997 have an exercise price of $15 per share and have a term of ten years, unless extended.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors has furnished the following report on executive compensation.

    Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies which seek to enhance the profitability of the Company, and thus shareowner value, by aligning closely the financial interests of the Company's senior managers with those of its shareowners. In furtherance of these goals, the Company relies to a large degree on annual bonus and longer-term stock incentive compensation to attract and retain executive officers and other key employees and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are not guaranteed and are variable and closely tied to corporate, business unit and individual performance in a manner designed to encourage a sharp and continuing focus on building profitability and shareowner value. The annual bonus and stock incentive compensation is more closely tied to the Company's success in achieving significant financial and other performance-oriented goals. The Committee considers the total compensation (earned or potentially available) of each of the executive officers and the other senior managers in establishing each element of compensation. Eligible persons must be employed by the Company at the time bonus compensation is awarded.

    In evaluating the performance and setting the incentive compensation of the Chief Executive Officer, the Committee took note of management's success in identifying and executing acquisitions in 1996, and the disposition of certain non-core assets acquired pursuant to such acquisitions, on favorable terms to the Company and its stockholders. The Committee also took note of management's success in improving sales, operating income, bookings and backlog and in repositioning the Company for growth in its served markets. In its review of other senior management compensation for 1996, the Committee also took into account management's consistent commitment to the long-term success of the Company through development of new or improved products and the implementation of significant cost reductions, resulting in increased efficiencies and improved cash flow.

    Based on its evaluation of these factors, the Committee believes that the senior management of the Company is dedicated to achieving significant improvements in long-term financial performance and that the compensation policies the Committee has implemented and administered have contributed to achieving this management focus.

    During each fiscal year, the Committee considers the desirability of recommending to the Long-Term Stock Incentive Committee granting senior executives, including executive officers, awards under the Incentive Plan, which provides the flexibility to grant longer-term incentives in a variety of forms, including performance units, stock options, stock appreciation rights and restricted stock. In respect of 1996, the Committee determined to recommend the grant of additional awards under the Incentive Plan. See "Stock Incentive Plan."

Members of the Compensation Committee
Stephen W. Bershad
Anthony J. Fiorelli, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Bershad, a member of the Compensation Committee, is Chairman of the Board and Chief Executive Officer of the Company.

STOCK PRICE PERFORMANCE GRAPH

    The information in the foregoing report and the following graph shall not be incorporated by reference (by any general statement incorporating this proxy statement by reference or otherwise) into any prior or future filing under the Exchange Act or the Securities Act of 1933, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The following graph shows the value of a $100 investment in Common Stock from December 31, 1991 through December 31, 1996, as of the dates indicated, compared with the value of a similar investment in the NASDAQ Non-Financial Stock Index and the S&P High Technology Composite Index at such times. The NASDAQ Non-Financial Stock Index is an index comprising all non-financial common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market. The S&P High Technology Composite Index is an index comprising common shares of companies in the aerospace/defense, communications equipment, electronics and office equipment and supplies industries. Both the NASDAQ Non-Financial Stock Index and the S&P High Technology Composite Index are calculated on a total return basis to include the reinvestment of dividends.

[GRAPHIC OMITTED - The table below represents the data in the Performance Graph]











-----------------------------------------------------------------------------------------------
                           12/27/91    12/31/92    12/31/93    12/30/94    12/29/95    12/31/96
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
Axsys Technologies, Inc.    $100         $103         $43         $40         $56        $114
Common Stock
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NASDAQ Non-                 $100         $110        $127        $121        $167        $206
Financial Index
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S&P High                    $100         $111        $134        $154        $222        $319
Technology
Composite Index
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

AGREEMENTS WITH DIRECTORS AND OFFICERS

    The Company has entered into indemnification agreements with its directors and certain officers in order to induce them to continue to serve as directors and officers of the Company, indemnifying them for any and all liabilities incurred by them arising out of their service as directors or officers, other than liabilities arising out of conduct which has been determined in a final adjudication to constitute bad faith or a knowing violation of law or receipt by such person of an improper personal benefit. The rights to indemnification under such agreements are in addition to any rights to indemnification contained in the Company's Certificate of Incorporation or By-Laws, which provide for indemnification under certain circumstances. The Company has agreed to pay Messrs. Konopko and Kunzmann up to one year's base compensation and certain other benefits in the event of termination by the Company other than for cause.

                                 PROPOSAL NO. 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    Subject to ratification by the stockholders, the Board of Directors, upon the recommendation of its Audit Committee, has selected Arthur Andersen LLP as independent accountants to audit the consolidated books and accounts of the Company for the period beginning January 1, 1997, and ending December 31, 1997. A representative of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE INDICATED PERIOD (PROPOSAL NO. 2).


                             STOCKHOLDER PROPOSALS

    Any holder of Common Stock who wishes to present a proposal for inclusion in the Company's proxy statement for the next annual meeting of shareholders must comply with the rules and regulations of the Securities and Exchange Commission then in effect. Such proposal must be received by the Secretary of the Company at 645 Madison Avenue, New York, New York, 10022 no later than January 28, 1998, in order to be considered for inclusion in the Company's proxy statement for the next annual meeting.


                           ANNUAL REPORT ON FORM 10-K

    A copy of the Company's annual report on Form 10-K for 1996, as filed with the Securities and Exchange Commission, will be provided to stockholders without charge upon receipt of a written request to: Investor Relations, Axsys Technologies, Inc., 645 Madison Avenue, New York, NY 10022.


May 28, 1997

                           AXSYS TECHNOLOGIES, INC.

                ANNUAL MEETING OF STOCKHOLDERS - JUNE 18, 1997

                                     PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Elliot N. Konopko and Raymond F. Kunzmann, and each of them, the attorneys and proxies of the undersigned (each with power to act without the other and with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock of Axsys Technologies, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Republic National Bank, Lower Level Conference Room, 452 Fifth Avenue, New York, New York 10018, on the 18th day of June, 1997, at 10:00 a.m., and any adjournment thereof, upon all matters which may properly come before said Annual Meeting.

    UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSAL 2.

           (Continued, and to be dated and signed, on reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSALS 1 AND 2.


                                                            PLEASE MARK
                                                            YOUR VOTES AS  [X]
                                                            INDICATED IN
                                                            THIS EXAMPLE


1. ELECTION OF DIRECTORS

FOR ALL NOMINEES LISTED            WITHHOLD AUTHORITY
TO THE RIGHT (except as     to vote for all nominees listed
marked to the contrary)               to the right

         [ ]                              [ ]


2. RATIFICATION OF AUDITORS

FOR    AGAINST    ABSTAIN

[ ]      [ ]        [ ]


Messrs. Stephen W. Bershad, Anthony J. Fiorelli, Jr. and Eliot M. Fried. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


-------------------------------------------------------------------------------


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                       (The signature(s) on your proxy card
                                       should agree with the name(s) shown at
                                       the left. If the stock is held jointly,
                                       all joint owners should sign. When
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give your full title as such.)

                                       Dated:                            , 1997
                                             ----------------------------

                                       ----------------------------------(L.S.)

                                       ----------------------------------(L.S.)
                                         Signature(s) of Stockholder(s)

                                       SIGN, DATE AND RETURN THE PROXY CARD
                                       PROMPTLY USING THE ENCLOSED ENVELOPE.